EXHIBIT 10.4(a)

FIRST AMENDMENT
TO THE
AK STEEL CORPORATION
ANNUAL MANAGEMENT INCENTIVE PLAN

(as amended and restated effective as of October 18, 2007)

Pursuant to the power of amendment reserved to AK Steel Corporation under the terms of Section 14 of the AK Steel Corporation Annual Management Incentive Plan (as amended and restated as of October 18, 2007) (the “Plan”), the Plan is hereby amended as follows, effective as of December 20, 2008:

The first sentence in Section 9(a) is changed in its entirety to read as follows:

“If during a Performance Period a Plan Member dies, becomes totally and permanently disabled, or retires, the Plan Member (or his or her estate in the case of death) shall be entitled under this Plan to a prorated Performance Award, if any, based on his or her period of participation during such Performance Period; provided however, with respect to any Plan Member who retires in December, 2008 pursuant to the Company’s early retirement window program beginning on December 20, 2008 and ending on February 6, 2009, any such Performance Award with respect to the 2008 Performance Period shall not be prorated.”

IN WITNESS WHEREOF, AK Steel Corporation has caused this First Amendment to the Plan to be executed this 23rd day of December, 2008.

AK STEEL HOLDING CORPORATION
AK STEEL CORPORATION

By:	/s/ David C. Horn
David C. Horn, Senior Vice President, General Counsel and Secretary